Exhibit 4.27

PRUDENTIAL FINANCIAL, INC.

AND

CITIBANK, N.A.

Trustee

SUPPLEMENTAL INDENTURE

Dated as of March 25, 2004

to

INDENTURE

Dated as of April 25, 2003

This SUPPLEMENTAL INDENTURE, dated as of March 25, 2004 (this “Supplemental Indenture”), made and entered into by and between Prudential Financial, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), having its principal office at 751 Broad Street, Newark, New Jersey 07102, and Citibank, N.A., a national banking association, as trustee (the “Additional Trustee”).

WHEREAS, the Company entered into an Indenture dated as of April 25, 2003 (the “Indenture”) with JPMorgan Chase Bank, as trustee (the “Initial Trustee”) securing debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more Board Resolutions; and

WHEREAS, the Company has issued Securities pursuant to the Indenture and proposes to issue additional series of Securities from time to time; and

WHEREAS, Section 609 of the Indenture provides, among other things, that there shall at all times be a Trustee for the Securities of each series which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority; and

WHEREAS, Section 611 of the Indenture provides, among other things, that a successor Trustee may be appointed by the Company with respect to the Securities of one or more series, and the Company and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental to the Indenture wherein each successor Trustee shall accept such appointment; and

WHEREAS, the Company desires to provide for the appointment of the Additional Trustee as Trustee of any such series of Securities to be issued hereafter as the Company shall designate pursuant to Section 301 of the Indenture; and

WHEREAS, Section 901(8) of the Indenture provides that without the consent of Holders of Securities, the Company, when authorized by a Board Resolution, may enter into one or more indentures supplemental to the Indenture for the purpose of evidencing and providing for the acceptance of appointment thereunder of a Trustee other than the Initial Trustee as Trustee for a series of Securities and adding to or changing any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 611 of the Indenture; and

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

WHEREAS, the Company has furnished the Additional Trustee with an Opinion of Counsel complying with the requirements of Sections 102, 103 and 903 of the Indenture, stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Additional Trustee a Board Resolution authorizing execution and delivery of this Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done;

NOW, THEREFORE:

In consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to provide for the appointment of, and to secure the agreement of, the Additional Trustee to act as Trustee for such series of Securities, the Company, for itself and its successors, does hereby covenant and agree to and with the Additional Trustee and its successors in said trust, for the benefit of those who shall hold the Securities of such series, or any of them, as follows:

Section 1

The Company hereby appoints the Additional Trustee as Trustee for such series of Securities for which it shall be designated to act as Trustee by Company Order delivered to it prior to the issuance of the Securities of such series, as its agent to receive all the presentations, surrenders, notices and demands with respect to the Securities of such series referred to in Section 1002 of the Indenture. The Additional Trustee hereby accepts the foregoing appointment, and agrees to act as Trustee for the Securities of such series and as agent for the foregoing purposes, and, as such, agrees to become a party to, and be bound by the terms and provisions of, the Indenture as supplemented hereby, it being understood that the Additional Trustee shall be entitled to all the rights, immunities and exculpations and the standard of care made available to the Trustees under the Indenture and that nothing therein or in this Supplemental Indenture shall constitute the Additional Trustee and any other Trustees for series of Securities issued pursuant to the Indenture co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by any other such Trustee.

Section 2

In no event shall the Additional Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Additional Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3

The Additional Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Additional Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

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Section 4

The Additional Trustee, in each of its capacities, shall be entitled to all of the rights, privileges, protections, immunities and benefits given to the Initial Trustee in the Indenture, without limitation, its right to be indemnified.

Section 5

The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 6

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 7

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 8

In case any provision in this Supplemental Indenture or in such series of Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

Section 9

Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of such series of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10

This Supplemental Indenture and each Security of such series shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each such Security for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

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Section 11

All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

Section 12

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 13

The recitals contained herein and in the Securities, except the certificate of authentication of the Additional Trustee thereon, shall be taken as statements of the Company, and the Additional Trustee assumes no responsibility for their correctness. The Additional Trustee makes no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 14

For the purposes of the Indenture, the Corporate Trust Office of the Additional Trustee at the date of execution of this Supplemental Indenture is located at 111 Wall Street, 14th Floor, New York, New York 10005.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

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